Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of September 19, 2014 (the “Effective Date”), by and among FITT HIGHWAY PRODUCTS, INC., a Nevada corporation publicly traded on the OTC Bulletin Board under the symbol FHWY (the “Seller”), and Sky Rover Holdings Ltd., a newly formed Republic of Seychelles corporation (the “Purchaser”). The Seller and Purchaser may be referred to as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Purchaser desires to acquire from Seller 80% of Seller’s issued and outstanding common stock, or approximately 30,600,000 shares (the “Shares”);

WHEREAS, Seller desires to deliver to Purchaser the Shares at the closing of this transaction in exchange for $400,000 in lawful currency of the United States (the “Purchase Price”);

WHEREAS; the Shares, which are not beneficially owned by Seller as of this Agreement’s execution, must be secured by existing management prior to this transaction’s closing.

NOW, THEREFORE, in consideration of the premises, and of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined) Seller shall deliver to Purchaser the Shares free and clear of all liens, pledges, charges, claims, encumbrances, or third-party rights of any kind, and Purchaser will purchase, acquire, an accept from Seller the Shares.

2. Payment for the Shares. A total of $400,000 USD will be paid by Purchaser to Seller in exchange for the Shares as follows:

a.	$120,000 within ten (10) business days of the Effective Date, of which $20,000 may be released prior to the Effective Date to pay the Seller’s auditing related expenses;
b.	$130,000 on or prior to October 15, 2014; and
c.	$150,000 at the Closing (as hereinafter defined) and such funds shall be held in escrow by Seller’s counsel, only to be released upon the Seller’s officers and board resignations have been received and confirmed in writing by Purchaser.

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3. Debt Mitigation. Seller shall mitigate its debt so that only the following debt remains: (a) $287,455 in delinquent payroll taxes, (b) $175,850 owed to various third parties, (c) $55,000 convertible note owed to Goldenrise Development, Inc. (d) $50,000 in miscellaneous debt, (e) all amounts owed to Horwitz + Armstrong, LLP and/or Lawrence W. Horwitz, Esq., which may be converted into common stock before or after the Closing depending upon the public company’s stock price, and, in addition, certain bridge loan notes bearing interest at 8% to 10% that have had maturity dates extended for another year (the “Extended Bridge Notes”) from August 1, 2014 to August 1, 2015 (collectively, the “Debt Mitigation”). Prior to maturity, the Extended Bridge Notes shall automatically convert into free trading shares of the public company’s common stock, provided Rule 144 promulgated under the Securities Act of 1933 is available, at a rate of $1.00 per share if said common stock has a closing bid price of $1.00 or more for 20 consecutive trading days after the Closing. If the Extended Bridge Notes do not automatically convert prior to August 1, 2015, the public company will be obligated to secure financing to service this debt.

4. Closing; Consequences of Failure to Close. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Horwitz + Armstrong, LLP, 26475 Rancho Parkway South, Lake Forest, CA 92630, at 9:00 am, local time, on the fifth (5th) business day following the satisfaction or waiver of the conditions set forth in Section 10(d) of this Agreement, or at such other closing venue as mutually agreed upon by Purchaser and Seller. At the Closing, Seller will deliver to Purchaser documentation sufficient to transfer ownership of the Shares to Purchaser. At the same time, Seller will deliver to Purchaser copies of all essential books and records of Seller. In the event that Seller is unable to deliver the Shares by December 31, 2014, or Seller is unable to complete the Closing due to a reason attributable to Seller, then Seller shall refund to Purchaser $125,000 in cash and convert the remaining $125,000 into stock at $0.20 per share. If the Closing has not occurred by December 31, 2014 due to a reason attributable to Purchaser, including the inability to meet any Closing condition(s) set forth in this Agreement, then the Parties will not be obligated to complete the Closing and the transaction contemplated by this Agreement, and Seller shall retain $250,000 of the Purchase Price.

5. Seller’s Representations and Warranties. Seller does hereby represent and warrant to Purchaser as follows:

a.      Seller has been duly organized and validly exists as a corporation in good standing under the laws of Nevada. Seller has all requisite corporate power and authority, and all material and necessary authorizations to own or lease its properties and conduct its business. Seller has the necessary corporate power to enter into this Agreement and to carry out the provisions and conditions of this Agreement.

b.     This Agreement has been duly and validly authorized, executed and delivered by Seller and represents a valid and binding agreement of Seller, enforceable in accordance with its respective terms, except to the extent that the enforceability hereof or thereof may be limited by (X) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally or (Y) limitations upon the power of a court to grant specific performance or any other equitable remedy.

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c.      The Shares have been duly authorized by Seller and will be validly issued, fully paid and non-assessable upon delivery. All issued and outstanding Shares and equity interests in Seller have been duly authorized and validly issued and are fully paid and non-assessable.

d.     Seller is not in violation of its Articles of Incorporation or Bylaws (the “Charter Documents”) and the consummation of the transactions contemplated herein shall not constitute a violation of the Charter Documents.

e.      Seller owns or possesses the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses described herein as being owned or possessed by the Seller. There is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of Seller with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of Seller’s businesses.

f.      The minute books and corporate records of Seller contain a complete summary of all meetings and actions of the officers, directors and stockholders of Seller since the time of its incorporation (and of any predecessor to the Seller) and reflects all transactions referred to in such minutes accurately in all respects.

g.     The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Seller’s Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, upon any of the properties or assets of Seller, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which Seller is a party or by which any property or asset of Seller is bound or affected, or (iii) subject to the Required Approvals, as defined by section (h) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Seller is subject (including federal and state securities laws and regulations).

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h.     Seller is not required to obtain any consent, waiver, authorization or order of any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by Seller of this Agreement, other than the filing of a Current Report on Form 8-K with the SEC and such other filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

i.       Seller has filed all reports, schedules, forms, statements and other documents required to be filed by Seller under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). To Seller’s best knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no pending comments or queries from the SEC with respect to the SEC Reports. The financial statements of Seller included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of Seller as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

j.       There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Seller or the performance of its obligations under this Agreement. Excluded from the representations and warranties made in this section is the Internal Revenue Service Notice of Levy in the amount of $152,974 issued on October 1, 2010 resulting from unpaid payroll taxes incurred under previous management. Neither Seller nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the best knowledge of Seller, there is not pending or contemplated, any investigation by the SEC involving Seller or any current or former director or officer of Seller. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Seller under the Securities Act.

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k.     Seller its best knowledge, Company: (i) is not in violation of any order of any court, arbitrator or governmental body, or (ii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a material adverse effect on the business, assets, financial condition or results of operations of Seller or the performance of its obligations under this Agreement.

l.       Seller does not currently possess or maintain an ownership interest in the Shares. Seller will engage in commercially reasonable efforts to ensure delivery of the Shares from existing stockholders, along with document sufficient to transfer ownership to Purchaser.

m.   The representations and warranties and statements of fact made by Seller in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

n.     Except as set forth in Section 3 of this Agreement and any disclosure schedules that may be attached hereto, there are no contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (“Contract”) that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Seller taken as a whole, as of the date of Closing.

6. Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Seller as follows:

a. Purchaser is newly formed, duly organized, and validly existing corporation organized under the laws of Republic of Seychelles with no history of business operations or assets. Purchaser has all requisite corporate power and authority to enter into and to carry out the provisions and conditions of this Agreement.

b. Purchaser, through its officers, directors, and stockholders, is experienced in evaluating companies such as Seller, is able to protect its interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that render it capable of evaluating the merits and risks of the prospective investment in Seller, and has the ability to bear the economic risks of the investment.

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c. Purchaser acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”)), that the Shares will include a restrictive legend described in Section 9(k), and that the Shares cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Purchaser otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

d. Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares and a complete loss of its investment.

e. Purchaser has had a fully opportunity to inspect the books and records of Seller and to make any and all inquiries of Seller and its officers and directors.

f. Purchaser has completed the Accredited Investor Questionnaire and Representations attached as Schedule A demonstrating that Purchaser is in fact an Accredited Investor, as defined in Regulation D of the Securities Act of 1933, as amended.

g. Purchaser is acquiring the Shares solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

h. Purchaser will not will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and understands and agrees that it must bear the economic risk of the acquisition for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or qualified under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered or unless an exemption from such registration is available.

i. There is no Action presently pending or threatened which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Purchaser, or the performance of its obligations under this Agreement.

j. Purchaser acknowledges and accepts that the Shares may not be newly issued shares of common stock, but may be conveyed from certain existing stockholders. Purchaser further acknowledges and accepts that the Company does not currently own the Shares, but will use commercially reasonable best efforts to deliver the Shares from existing stockholders so that approximately 30,600,000 shares of Seller’s common stock can be transferred to Purchaser at the Closing.

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k. The execution, delivery, and performance by Purchaser of this Agreement do not and will not: (i) conflict with or violate any provision of Purchaser’s Charter Documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Purchaser is subject (including federal and state securities laws and regulations).

l. The representations and warranties and statements of fact made by Seller in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

7. Covenants.

a. Purchaser.

                                                    i.     Corporate Action Limitation. Purchaser, along with its affiliates, successors, and assigns, agrees that upon Closing it will not vote in favor of a reverse split of the Company’s common stock for at least six (6) months after the Closing. Between six (6) months after Closing to at least twenty-four (24) months after Closing, Purchaser, along with its affiliates, successors, and assigns, will only vote in favor of a reverse split of the Company’s common stock to meet the requirements of up-listing to a major exchange and/or issuance of shares pursuant to new financing.

                                                  ii.     New Officer and Director Information. Purchaser agrees to provide to Seller no later than fifteen (15) days after the Effective Date the resumes and biographies of each officer and director to be appointed upon the Closing.

                                                iii.     Due Diligence. Purchaser agrees to use commercially reasonable efforts to assist Seller with its due diligence for purposes of debt mitigation, setting up audit controls and the preparation of relevant filings with the SEC.

                                                iv.     No Operations. Purchaser acknowledges that it has no historical business operations and was formed to acquire the Shares.

                                                  v.     SEC Filing Responsibilities After the Third Quarter. Purchaser shall be financially responsible for all accounting, legal, EDGAR, and audit costs associated with keeping Seller current in its SEC filing obligations immediately following the filing of Seller’s third quarter 2014 Form 10-Q through the Closing or termination of this Agreement.

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                                                vi.     Legal Costs Between the Effective Date and the Closing Date. Purchaser shall pay a total of $10,000 to Seller’s counsel for its legal fees on this Agreement, payable within two (2) business days of the Effective Date. Purchaser shall be responsible for all reasonable legal fees incurred in order to complete any required SEC, FINRA, or state filings needed to complete the Closing,a corporate name change and the setup of a wholly-owned subsidiary. Purchaser agrees to pay all reasonable legal fees and costs associated with a the preparation and filing of any Schedule 14 required prior to the Closing, the Form 8-K post-Closing, and any other filings deemed necessary to complete the transaction contemplated by this Agreement (estimated to be approximately $10,000). A name change involves the preparation of board and stockholder consents, a Schedule 14C Information Statement, a stockholder mailing, a FINRA application and review, a new CUSIP number, and other related tasks. Purchaser shall be responsible for all reasonable legal fees and costs needed to effectuate the name change (estimated to be approximately $1,000-$2,000). Purchaser shall be responsible for all reasonable legal fees and costs needed to setup the wholly-owned subsidiary (estimated to be approximately $1,500)

                                              vii.     Operating Costs between the Effective Date and Closing Date. Between the Effective Date and the Closing Date, Purchaser shall be responsible for all documented operating costs of Seller, plus all fees and costs associated with or arising out of agreements or contracts entered into by Seller at the request of Purchaser.

                                            viii.     Chief Executive Officer. Purchaser agrees that Michael Dunn, Seller’s Chief Executive Officer, shall remain in that position until the third quarter Form 10-Q is filed, unless the Closing occurs prior to that date. Additionally, Purchaser agrees to negotiate in good faith with Mr. Dunn regarding (1) his role in the post-Closing Seller and/or a subsidiary and (2) the treatment of any accrued but unpaid salary owed to him.

b.	Seller.

                                                    i.     Greenome Transaction. Seller entered into a Share Exchange Agreement with Greenome Development Group Inc. (“Greenome”) on or around May 6, 2014 (the “Greenome Agreement”). The Greenome Agreement required Seller to deliver approximately 30,600,000 shares once various closing conditions were satisfied. Seller agrees to negotiate and deliver to Purchaser within thirty (30) days from the Effective Date a written agreement with Greenome modifying, amending, restructuring, or terminating the Greenome Agreement in such a manner that allows Seller to deliver 30,600,000 shares to Purchaser pursuant to the Closing of this Agreement.

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                                                  ii.     Second Quarter SEC filing. Seller agrees to complete and file with the SEC the second quarter report on Form 10-Q. Seller shall be responsible for paying for all fees and costs associated with the second quarter 10-Q out of the Purchase Price, or from any other available source of funds.

                                                iii.     Third Quarter SEC filing. Seller agrees to complete and file with the SEC the third quarter report on Form 10-Q. Greenome shall be responsible for paying for all fees and costs associated with the third quarter 10-Q.

                                                iv.     Name Change. After Seller has received $250,000 of the Purchase Price and upon Purchaser’s written request, Seller agrees to initiate the legal process required to effectuate an amendment of Seller’s Articles of Incorporation to change the corporate name to “Global Future Assets Holding Inc.” Purchaser shall pay all reasonable legal fees and costs associated with the name change.

                                                  v.     Wholly-Owned Subsidiary. After Seller has received $120,000 of the Purchase Price and upon the Purchaser’s written request, Seller agrees to initiate the legal process required to set up a wholly-owned subsidiary under the name of “Global EGD Development Inc.” so Purchaser can begin its business operations on or after October 1, 2014. Purchaser shall pay all reasonable legal fees and costs associated with the set-up of the wholly-owned subsidiary.

8.	Indemnification and Survival of Representation.

a.      Subject to the provisions of this Section 8, the Parties agree to indemnify, hold harmless, and defend the other, and its officers, directors, and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the other Party may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by a Party in this Agreement.

b.     Notwithstanding any provision in this Agreement to the contrary, all representations and warranties made by the Parties shall survive for twelve (12) months after the Closing, and thereafter will terminate, together with any associated right of indemnification pursuant to Section 8(a).

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9.	Closing Conditions.

a.      Purchaser’s obligation to complete the Closing and to deliver the final $150,000 of the Purchase Price shall be subject to the satisfaction of each of the following conditions:

                                                    i.     At or prior to the Closing, Seller must have delivered or caused to be delivered to Purchaser the following:

1.     This Agreement duly executed by Seller;

2.     Letters of resignation from Seller’s sole officer, with his resignation from all positions to be effective at the date of Closing and confirming that he has no claim against Seller in respect of any outstanding remuneration or fees of whatever nature as of the Closing;

3.     Letters of resignation from all of Seller’s current directors, with resignations of the directors to take effect on the date of Closing and each director confirming that he has no claim against Seller in respect of any outstanding remuneration or fees of whatever nature as of Closing;

4.     Documentation sufficient to evidence the sale, conveyance, and transfer of the Shares to Purchaser;

5.     Resolutions duly adopted by the Board of Directors of Seller approving the following events or actions, as applicable:

a.	The execution, deliver, and performance of this Agreement;

b.	[BOD appointments]

c.	[Officer appointments]

6.     A certificate of good standing for Seller from the its jurisdiction of incorporation, dated not earlier than five (5) calendar days prior to the date of the Closing;

7.     An instruction letter signed by Seller’s sole officer addressed to Seller’s transfer agent of record, in a form reasonably acceptable to Purchaser and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Shares to be delivered pursuant to this Agreement registered in Purchaser’s name;

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8.     A list of Seller’s stockholders as certified by Seller’s sole officer or transfer agent, dated within five (5) calendar days of the date of the Closing;

9.     A certificate of Seller’s sole officer, dated as of the Closing, certifying as to (i) the incumbency of the officers executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Articles of Incorporation and By-Laws of Seller, as in effect on and as of the date of the Closing, and (iii) a copy of the resolutions of the Board of Directors of Seller authorizing and approving the Company’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby.

10.  All corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Purchaser’s representatives with respect to Seller; and

11.  Such other documents as Purchaser may reasonably request in connection with this Agreement.

                                                  ii.     Seller’s representations and warranties herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                                                     iii.     At the Closing, Seller shall have completed the Debt Mitigation and have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise, except for the liabilities disclosed under Section 3. Additionally, no material changes to Seller’s business or financial condition shall have occurred since the Effective Date.

                                                     iv.     At the Closing, Seller will be current in all SEC filings.

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                                                     v.     At the Closing, Seller shall have a total of approximately 38,000,000 shares of its common stock issued and outstanding.

b.     Seller’s obligation to complete the Closing pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions:

                                                    i.     At or prior to the Closing, Purchaser must have delivered or caused to be delivered to Seller the following:

1.     This Agreement duly executed by Purchaser;

2.     The Current Report on Form 8-K to be filed with the SEC within four (4) business days after the Closing; and

3.     Such other documentation as Seller may reasonably request in connection with the transaction contemplated hereby.

                                                  ii.     The representations and warranties of Purchaser in this Agreement shall be true in all material respects at the Closing with the same effect as though made at such time. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with at or prior to the Closing.

                                                iii.     At the Closing, Purchaser shall have prepared and/or filed with the SEC any and all necessary Section 14 filings (e.g., Schedule 14f-1) announcing the transaction or the change of a majority of the Board of Directors in compliance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

10.	General Provisions.

a.      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

b.     The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

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c.      This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

d.     This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

e.      The Covenants of the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

f.      The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

g.     This Agreement may be amended or modified only by a written agreement signed by the Parties.

h.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i.       Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows, or to such other address as either party may from time to time specify in writing to the other party consistent with these notice provisions:

If to Seller:

FITT Highway Products, Inc.

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92691

Attn: Michael Dunn, CEO

Fax: 949.582.5913

If to Purchaser:

Sky Rover Holdings Ltd.

52nd Floor, M. Thai Tower, All Seasons Place

87 Wireless Road

Phatumwan, Bangkok, 10330

Thailand

Attn: Pei Lei, Director

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j.       No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default under this Agreement shall impair any such right, power or remedy of the non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

k.     The Shares will bear the following legend; THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

l.       Exception as provided herein, Seller and Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have duly and validly executed this Agreement as of the date first above written.

COMPANY

FITT HIGHWAY PRODUCTS, INC.

By: /s/ Michael R. Dunn

By: Michael R. Dunn

Its: Chief Executive Officer

PURCHASER

SKY ROVER HOLDINGS LTD.

By: /s/ Pei Lei

Name: Pei Lei

Title: COO

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